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                                                                    Exhibit 4.69

 SECOND AMENDMENT TO AGREEMENT FOR PROCUREMENT AND INSTALLATION ON CDMA 2000-IX
    EQUIPMENT IN DIVRE V EAST JAVA NO. K.TEL. 396/HK920/ITS-00/2006, DATED 18
                                  DECEMBER 2006

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
The Parties:            1.   TELKOM; and

                        2.   SAMSUNG Consortium ("Consortium").

Preceding Agreement:    1.   Agreement for Procurement and  Installation on CDMA
                             2000-1X  Equipment in Divre V East Java No.
                             K.TEL.107/HK910/ITS-00/2006 dated 8 June 2006;

                        2. First Amendment No. K.TEL. 179/HK910/ITS-00/2006 dated 1 August 2006.

Amended Provision:      The parties agree to amend the contract price.
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